Exhibit 99.Section 19(a)

EXHIBIT 4: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:   June 29, 2018

Distribution Amount Per Common Share:                $0.40

The following table sets forth the estimated amounts of the current distribution, paid June 29, 2018, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital.  A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

		Percentage		Percentage Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current Distribution	of Current Distribution	Distributions for the Fiscal Year to Date(1)	Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.1568	39%	$0.5110	42%
Net Realized LT Cap Gains	$0.1921	48%	$0.2455	20%
Return of Capital or Other Capital Source	$0.0511	13%	$0.4735	38%
TOTAL (per common share):	$0.4000	100%	$1.2300	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from May 31, 2013 through May 31, 2018	11.20%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2018	8.17%
Cumulative total return at NAV for the fiscal year, through May 31, 2018(2)	-3.53%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of May 31, 2018(1)	6.28%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $136,222,565, of which $124,133,156 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2017.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2017 through May 31, 2018.

Tekla Life Sciences Investors
CUSIP: 87911K100
www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:   September 28, 2018

Distribution Amount Per Common Share:                $0.40

The following table sets forth the estimated amounts of the current distribution, paid September 28, 2018, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you.  A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

		Percentage		Percentage Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current Distribution	of Current Distribution	Distributions for the Fiscal Year to Date(1)	Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.3134	78%	$0.8244	51%
Net Realized LT Cap Gains	$0.0000	0%	$0.2455	15%
Return of Capital or Other Capital Source	$0.0866	22%	$0.5601	34%
TOTAL (per common share):	$0.4000	100%	$1.6300	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from July 31, 2013 through July 31, 2018	10.28%
Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2018	7.79%
Cumulative total return at NAV for the fiscal year, through July 31, 2018(2)	1.23%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of July 31, 2018(1)	7.94%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $161,473,641, of which $131,926,759 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1) The Fund’s current fiscal year began on October 1, 2017.

(2) Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2017 through July 31, 2018.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577